Exhibit 31.4

Certification of Chief Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities and Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ralph Nicoletti, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The AZEK Company Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 3, 2021	By:	/s/ Ralph Nicoletti
Ralph Nicoletti
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)